Exhibit 10.1

LSB Funding LLC

600 Steamboat Road, Suite 200

Greenwich, Connecticut 06830

August 10, 2022

LSB Industries, Inc.

3503 NW 63rd Street, Suite 500

Oklahoma City, Oklahoma 73107

Attention: Michael J. Foster, General Counsel

Re: Board Representation and Standstill Agreement

Ladies and Gentlemen,

This letter agreement is being entered into as of the date first listed above by and among LSB Funding LLC, a Delaware limited liability company (“LSB Funding”), LSB Industries, Inc., a Delaware corporation (the “Company”), SBT Investors LLC, a Delaware limited liability company (“SBT Investors”), Security Benefit Corporation, a Kansas corporation (“Security Benefit”), Todd Boehly (“Boehly”), Estate of Jack E. Golsen (together with any successors, “J. Golsen”), Steven J. Golsen (“S. Golsen”), Barry H. Golsen (“B. Golsen”), Linda Golsen Rappaport (“L. Rappaport”), Golsen Family LLC (“Family LLC”), SBL LLC (“SBL LLC”), and Golsen Petroleum Corp. (“GPC”, and together with J. Golsen, S. Golsen, B. Golsen, L. Rappaport, Family LLC, SBL LLC, each a “Golsen Holder” and, collectively, the “Golsen Holders”), in connection with (a) the amendment to the Board Representation and Standstill Agreement, as defined below, as expressly provided in this letter and (b) the pro rata distribution in kind by LSB Funding of shares of the Company’s common stock, par value $0.10 per share (“LSB Common Stock”), and related subsequent pro rata distributions in kind by certain of its direct and indirect parent companies and members to their respective members, partners or stockholders (the “Distribution in Kind”), such Distribution in Kind to occur immediately following the effectiveness of this letter agreement.

Reference is made to that certain Board Representation and Standstill Agreement, dated as of December 4, 2015, by and among the Company, LSB Funding, Security Benefit, Boehly and the Golsen Holders (as previously amended on October 26, 2017, October 18, 2018 and September 27, 2021, the “Board Representation and Standstill Agreement”). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Board Representation and Standstill Agreement.

1. Transfer of Board Representation Rights. Pursuant to Section 1(e) of the Board Representation and Standstill Agreement, in connection with the Distribution in Kind, the Company hereby acknowledges the transfer by LSB Funding of its option and right to appoint Purchaser Designated Directors, and all related rights and obligations in connection therewith, pursuant to the terms of the Board Representation and Standstill Agreement to SBT Investors LLC (the “Board Representation Rights Transfer”). In connection with the Board Representation Rights Transfer, simultaneously with the execution of this letter agreement, SBT Investors will deliver an executed joinder in the form attached as Annex B to the Board Representation and Standstill Agreement such that SBT Investors shall be deemed a Permitted Transferee and a Purchaser Party for the purposes of the Board Representation and Standstill Agreement.

2. Amendments to Board Representation and Standstill Agreement. In connection with the Board Representation Rights Transfer and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged by each of LSB Funding and the Company, each of the Company, LSB Funding, Security Benefit Corporation, Boehly and the Golsen Holders hereby agree, in accordance with Section 4(f) of the Board Representation and Standstill Agreement, to the following amendments to the Board Representation and Standstill Agreement, which constitute a written amendment for purposes thereof:

a)	Section 1 (c) is amended and restated to read as follows:

For so long as the Board consists of nine (9) or fewer Directors, from and after the Closing and until the Board Designation Termination Date, the Purchaser shall be entitled to designate up to two (2) Purchaser Designated Directors pursuant to this Section 1; provided, however, that, from and after the redemption in full of all of the Acquired Series E-1 Preferred Stock held by the Purchaser and its Permitted Transferees (the “Redemption Termination Date”), so long as the Purchaser and its Permitted Transferees, collectively, continue to beneficially own at least 10% (but less than 25%) of the shares of Common Stock issuable upon exercise of the Warrants (whether owned following exercise of the Warrants or as a right to acquire such shares of Common Stock upon exercise of the Warrants), the Purchaser shall only be entitled to designate one (1) Purchaser Designated Director and the Company and Board shall take all actions necessary or advisable to effect the foregoing provision. For so long as the Board consists of ten (10) or more Directors, from and after the Closing and until the Board Designation Termination Date, the Purchaser shall be entitled to designate up to three (3) Purchaser Designated Directors pursuant to this Section 1; provided, however, that, from and after the Redemption Termination Date, (i) so long as the Purchaser and its Permitted Transferees, collectively, continue to beneficially own at least 25% of the shares of Common Stock issuable upon exercise of the Warrants (whether owned following exercise of the Warrants or as a right to acquire such shares of Common Stock upon exercise of the Warrants), the Purchaser shall only be entitled to designate up to two (2) Purchaser Designated Directors and (ii) so long as the Purchaser and its Permitted Transferees, collectively, continue to beneficially own at least 10% (but not greater than 24.99%) of the shares of Common Stock issuable upon exercise of the Warrants (whether owned following exercise of the Warrants or as a right to acquire such shares of Common Stock upon exercise of the Warrants), the Purchaser shall only be entitled to designate one (1) Purchaser Designated Director and the Company and Board shall take all actions necessary or advisable to effect the foregoing provision. From and after the Closing until the Golsen Holders Board Designation Termination Date, the Golsen Holders shall be entitled to designate up to two (2) Golsen Holders Designated Directors pursuant to this Section 1; provided, however, so long as the Golsen Holders, collectively, continue to beneficially own at least 570,282 shares of Common Stock (but not 5% or more of the then outstanding Common Stock), the Golsen Holders shall only be entitled to designate up to one (1) Golsen Holders Designated Director and the Company and the Board shall take all actions necessary and advisable to effect the foregoing provision. Notwithstanding the foregoing, (x) the rights of the Purchaser to designate any Purchaser Designated Directors pursuant to this Section 1 shall immediately cease and terminate on the first date on which the Purchaser and its Permitted Transferees, collectively, no longer beneficially own at least 10% of the Common Stock issuable upon exercise of the Warrants (whether owned following exercise of the Warrants or as a right to acquire such Common Stock upon exercise of the Warrants) (such date, the “Board Designation Termination Date”) and (y) the rights of the Golsen Holders to designate any Golsen Holders Designated Directors pursuant to this Section 1 shall immediately terminate on the first date on which the Golsen Holders, collectively, no longer beneficially own at least 570,282 shares of Common Stock (such date, the “Golsen Holders Board Designation Termination Date”). At any time on or after the Redemption Termination Date, the Board Designation Termination Date or the Golsen Holders Board Designation Termination Date, the Board shall be entitled to accept and make effective the resignations of any Designated Directors in excess of the number of Designated Directors that the Purchaser or the Golsen Holders, as applicable, are entitled to designate pursuant to this Section 1(c); provided, however, that the Purchaser or the Golsen Holders, as applicable, shall be entitled to specify (by written notice to the Company) which Designated Directors’ resignations shall be so accepted and made effective if the number of required resignations hereunder is less than the number of then serving Designated Directors designated by the Purchaser or the Golsen Holders, as applicable. In addition to the obligation in Section 1(a) of each Designated Director to deliver the written resignation described therein, after the Redemption Termination Date, the Board Designation Termination Date or the Golsen Holders Board Designation Termination Date, as applicable, each of the Purchaser, on the one hand, and the Golsen Holders, on the other hand, agree, promptly upon (and in any event within two (2) Business Days following) receipt of a written request from the Company, to cause the Designated Directors then serving as members of the Board in excess of the number of Designated Directors that it or they are entitled to designate pursuant to this Section 1(c), as applicable, to resign from the Board effective immediately.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. For the avoidance of doubt, for purposes of this Agreement, the Company, on the one hand, and the Purchaser, on the other, shall not be considered Affiliates.

b)	Section 1(g) is hereby amended by eliminating the reference to “J. Golsen” contained therein and replacing such with “S. Golsen.”

c)	Section 4(b) is amended by replacing the paragraphs beginning with “If to the Company:” and “If to any Purchaser Party:” with the following:

If to the Company:

LSB Industries, Inc.

3503 NW 63rd Street, Suite 500

Oklahoma City, Oklahoma 73116

Attention: Michael Foster, General Counsel

Email: MFoster@lsbindustries.com

with a copy to (which shall not constitute notice):

Ropes & Gray LLP

1211 Avenue of the Americas

New York, New York 10036

Attention: Craig Marcus, Esq.; Faiza Rahman, Esq.

Email: Craig.Marcus@ropesgray.com; Faiza.Rahman@ropesgray.com

If to any Purchaser Party:

LSB Funding LLC

600 Steamboat Road, Suite 200

Greenwich, Connecticut 06830

Attention: Legal

Email: legal@eldridge.com

If to any Golsen Holder, to the Golsen Representative:

Steven Golsen

PO Box 705

Oklahoma City, OK 73101

Attention: Steven Golsen

Email: sgolsen@cox.net

3. Miscellaneous.

Except for the amendments and modifications expressly made in this letter agreement, the Board Representation and Standstill Agreement shall remain unchanged and in full force and effect in accordance with its terms. By its signature below, each party consents and agrees to the transactions described herein and agrees to execute, acknowledge, deliver, file and record such further certificates, amendments, instruments and documents, and to do all such other acts and things, as may be required by law or as, in the reasonable judgment of the parties hereto, may be necessary or advisable to carry out the intent and purposes of the transactions described in this letter agreement.

This letter agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this letter agreement, will be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflicts of laws.

This letter agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto execute this letter agreement, effective as of the date first above written.

COMPANY:

LSB INDUSTRIES, INC.

By:	/s/ Cheryl Maguire
Name:	Cheryl Maguire
Title:	Chief Financial Officer

PURCHASER PARTIES:

LSB FUNDING LLC

By:	/s/ Todd Boehly
Name:	Todd Boehly
Title:	Manager

SBT INVESTORS LLC
By: NZC Capital LLC, its Member Manager

By:	/s/ Todd Boehly
Name: Title:	Todd Boehly Manager

SECURITY BENEFIT CORPORATION

By:	/s/ Amy L. Comer
Name:	Amy L. Comer
Title:	Vice President and Assistant General Counsel

/s/ Todd Boehly
Todd Boehly

GOLSEN HOLDERS:

/s/ Barry H. Golsen
Barry H. Golsen, as representative of the estate of Jack E. Golsen

/s/ Barry H. Golsen
Barry H. Golsen

/s/ Steven J. Golsen
Steven J. Golsen

/s/ Linda Golsen Rappaport
Linda Golsen Rappaport

GOLSEN FAMILY LLC

By:	/s/ Steven J. Golsen
Name:	Steven J. Golsen
Title:	Manager

SBL LLC

By:	/s/ Steven J. Golsen
Name:	Steven J. Golsen
Title:	Manager

GOLSEN PETROLEUM CORP.

By:	/s/ Steven J. Golsen
Name:	Steven J. Golsen
Title:	Manager